SUPERIOR INDUSTRIES INTERNATIONAL, INC. AMENDED AND RESTATED
2008 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR’S NOTICE OF GRANT AND
NON-EMPLOYEE DIRECTOR’S RESTRICTED STOCK UNIT AGREEMENT

You have been granted the number of Restricted Stock Units of Superior Industries International, Inc. (the “Company”), as set forth below, each of which represents one share of the Company’s common stock, par value of $0.01 (“Common Shares”), subject to the terms and conditions of the Superior Industries International, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”), and this Notice of Grant and Restricted Stock Unit Agreement (collectively, the “Notice and Agreement”). Unless otherwise defined in the Notice and Agreement, terms with initial capital letters shall have the meanings set forth in the Plan.

Participant:
Number of Restricted Stock Units Granted:
Grant Date:	April 26, 2016
Vesting Schedule:	Vesting Date	Vesting Percentage
	April 26, 2017	100%

By signing below, you accept this grant of Restricted Stock Units and you hereby represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your notice address indicated below.

AGREED AND ACCEPTED:
Signature:
Print Name:
Notice Address:

SUPERIOR INDUSTRIES INTERNATIONAL, INC. AMENDED AND RESTATED
2008 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR’S RESTRICTED STOCK UNIT AGREEMENT

1. Grant of Restricted Stock Units. The Company has granted to you the number of Restricted Stock Units (“RSUs”) specified in the Notice of Grant on the preceding page (“Notice of Grant”), subject to the following terms and conditions. Each RSU represents the right to receive one Common Share, subject to the terms of the Plan and this Notice and Agreement.

2. Period of Restriction and Vesting. During the Period of Restriction specified in the Notice of Grant, the RSUs shall be subject to the Restriction on Transfer specified in Section 4. The Period of Restriction shall expire as to the RSUs granted in the amount and on the date specified in the Notice of Grant (a “Vesting Date”). On such Vesting Date, the Common Shares underlying the vested RSUs shall be distributed to the Participant as soon as reasonably practicable, but in no event later than March 15 of the calendar year following the calendar year in which such Vesting Date occurs. Prior to the Vesting Date specified in the Notice of Grant, the RSUs shall be defined in this agreement as “Unvested RSUs.”

3. Forfeiture of Unvested RSUs. Except as otherwise provided in Section 12.1 of the Plan or in any of Participant’s agreements with the Company, if Participant ceases Continuous Status as a Director for any reason, all Unvested RSUs shall be immediately forfeited.

4. Restriction on Transfer. None of the RSUs or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the occurrence of the applicable Vesting Date for such RSUs set forth in this Notice and Agreement. In addition, as a condition to any transfer of the Common Shares underlying vested RSUs after such Vesting Date, the Company may, in its discretion, require: (i) that the Common Shares shall have been duly listed upon any national securities exchange or automated quotation system on which the Common Shares may then be listed or quoted; (ii) that either (a) a registration statement under the Securities Act of 1933, as amended (“Securities Act”) with respect to the Common Shares shall be effective, or (b) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under the Securities Act and the Participant shall have entered into agreements with the Company as reasonably required; and (iii) fulfillment of any other requirements deemed necessary by counsel for the Company to comply with Applicable Law.

5. Delivery of Common Shares. The Company shall hold the Common Shares underlying the Unvested RSUs until the applicable Vesting Date. When a Vesting Date occurs, the Company shall promptly deliver the applicable Common Shares to the Participant, subject to the terms of the Plan and this Notice and Agreement.

6. Stockholder Rights. If the Company declares a cash dividend on its Common Shares, then, on the payment date of the dividend, the Participant will be credited with dividend equivalents equal to the amount of cash dividend per share multiplied by the number of RSUs credited to the Participant through the record date. The dollar amount credited to the Participant under the preceding sentence will be credited to an account (“Account”) established for the Participant for bookkeeping purposes only on the books of the Company. The amounts credited to the Account will be credited as of the last day of each month with interest, compounded monthly, until the amount credited to the Account is paid to the Participant. The rate of interest credited under the previous sentence will be the prime rate of interest as reported by the Midwest edition of the Wall Street Journal for the second business day of each quarter on an annual basis. The balance in the Account will be subject to the same terms regarding vesting and forfeiture as the Participant’s RSUs awarded under the accompanying letter and this document, and will be paid in cash in a single sum at the time that the Common Shares underlying the Participant’s RSUs are delivered (or forfeited at the time that the Participant’s RSUs are forfeited). If, from time to time prior to the Vesting Date, there is (i) any stock dividend, stock split or other change in the Common Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, the number of RSUs (and Common Shares to which they relate) under this Notice and Agreement may be adjusted to reflect such transaction in accordance with the terms of the Plan.

7. U.S. Tax Consequences. The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Notice and Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its employees or agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Notice and Agreement.

8. Withholding. Participant shall be responsible for satisfying all taxes that apply to the vesting of RSUs.

9. General.

(a) This Notice and Agreement shall be governed by and construed under the laws of the State of Michigan. The Notice and Agreement and the Plan, which is incorporated herein by reference, represent the entire agreement between the parties with respect to the RSUs granted to the Participant. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice and Agreement, the terms and conditions of the Plan shall prevail.

(b) Any notice, demand or request required or permitted to be delivered by either the Company or the Participant pursuant to the terms of this Notice and Agreement shall be in writing and shall be deemed given when delivered personally, deposited with an international courier service, or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties at the addresses set forth in the Notice of Grant, or such other address as a party may request by notifying the other in writing.

(c) The rights of the Company under this Notice and Agreement and the Plan shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Participant under this Notice and Agreement may only be assigned with the prior written consent of the Company.

(d) The Participant agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Notice and Agreement.

(e) Participant acknowledges and agrees that the RSUs granted pursuant to this agreement shall be earned only by continuing service as an employee, consultant or director, and not through the act of being hired or appointed.

3